Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Inhibikase Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	20,121,377(2)	$2.345(3)	$47,184,629.07	$0.00015310	$7,223.97

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—

	Total Offering Amounts					$47,184,629.07		$7,223.97

	Total Fees Previously Paid					—		$0

	Total Fee Offsets					—		$0

	Net Fee Due							$7,223.97

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (the “Common Stock”) which become issuable pursuant to the non-plan inducement stock option grants set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Represents the aggregate number of shares of the Registrant’s Common Stock issuable upon the exercise of stock options granted to the Registrant’s Chief Executive Officer, President and Head of Research and Development and Chief Scientific Officer, in each case as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on $2.345, the average of the high and low sale prices of the Common Stock as reported on Nasdaq Capital Market on March 25, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Securities and Exchange Commission).